EXHIBIT (j)(3)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 94 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our reports each dated December 16, 2003 for Eaton Vance Floating-Rate High Income Fund (the "Fund") and the
Floating Rate Portfolio for the year ended October 31, 2003 included in the Annual Report to Shareholders of the Fund. We consent to the incorporation by reference in this Post-Effective Amendment No. 94 of our report dated December 16, 2003 relating to the financial statements of High Income Portfolio, which appears in the statement of additional information of Eaton Vance Floating-Rate High Income Fund.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

February 25, 2004
Boston, Massachusetts